Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On October 3, 2025, Barfresh Food Group Inc., a Delaware corporation (the “Company”) completed the acquisition of 100% of the issued and outstanding stock of Arp’s Dairy, Inc. (“Arps”) pursuant to the Stock Purchase Agreement (the “Purchase Agreement”), dated as of September 15, 2025, among the Company, Arps and the shareholders of Arps. Concurrently, the Company and Arps entered into several agreements and modifications that impacted the terms of Arps outstanding obligations under formal and informal borrowing arrangements, which together with the Purchase Agreement are the basis of the acquisition (the “Transaction”). This transaction was accounted for as a business combination.

The accompanying unaudited pro forma combined condensed financial statements are presented in accordance with Article 11 of Regulation S-X and are based on the Company’s and Arps’ audited historical consolidated financial statements, and unaudited interim condensed historical consolidated financial statements. The unaudited pro forma combined condensed balance sheet as of September 30, 2025 gives effect to the Transaction as of that date. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2024 and the nine months ended September 30, 2025 give effect to the Transactions as if they occurred at the beginning of such periods. and are based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the Transaction, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results of the Company. The unaudited pro forma combined condensed income statement does not reflect (i) any operating efficiencies, cost savings or revenue enhancements that may be achieved by the combined companies, and (ii) certain other non-recurring expenses resulting from the Transactions, such as possible restructuring charges and certain legal, accounting, and other fees associated with the transaction incurred by the Company and Arps. In addition, the Company will incur certain non-recurring charges within the first twelve-month period following the acquisition that have not been included in the unaudited pro forma combined condensed income statement.

The unaudited pro forma combined condensed financial statements should be read together with the Company’s audited historical financial statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 22, 2025, the Company’s Quarterly Report on Form 10-Q for quarter ended September 30, 2025, which was filed with the SEC on November 6, 2025, Arps’ audited historical financial statements for fiscal year ended December 31, 2024 included as Exhibit 99.1 to this Current Report on Form 8-K/A, and Arps’ unaudited historical financial statements for nine months ended September 30, 2025 included in Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma combined condensed financial information is provided for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the transaction closed on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial position.

The pro forma adjustments related to the Arps acquisition are described in the notes to the unaudited pro forma combined condensed financial information and principally include adjustments to record the effect of depreciation and interest associated with the Transactions.

The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro-forma condensed combined condensed financial statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the closing of the transaction. In addition, the unaudited pro forma combined condensed financial statements do not purport to project the future financial position or results of operations.

BARFRESH FOOD GROUP INC. AND ARPS DAIRY, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

(in thousands)

	Barfresh Food Group Inc.	Arps Dairy, Inc.	Pro Forma Adjustments	Note Reference	Pro Forma Combined
				(Note 2)

Assets
Current assets:
Cash	$1,891	$76	$(1,306)	(a)	$661
Trade accounts receivable, net	2,489	1,115	-		3,604
Inventory, net	1,074	183	-		1,257
Other current assets	217	35	-		252
Total current assets	5,671	1,409	(1,306)		5,774
Property and equipment, net of depreciation	697	6,870	(870)	(c)	6,697
Intangible assets, net of amortization	125	-	-		125
Other non-current assets	302	9	-		311
Total assets	$6,795	$8,288	$(2,176)		$12,907

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$1,736	$800	$(800)	(a)	$1,736
Accounts payable	1,729	715	-		2,444
Accounts payable - construction in progress	-	1,782	-		1,782
Disputed co-manufacturer accounts payable	499	-	-		499
Accrued expenses	314	130	-		444
Financing agreements - current	266	3,548	(566)	(a), (b)	3,248
Total current liabilities	4,544	6,975	(1,366)		10,153
Financing agreements	330	69	-		399
Total liabilities	4,874	7,044	(1,366)		10,552

Stockholders’ equity:
Preferred stock, $0.000001 par value, 400,000 shares authorized, none issued or outstanding	-	-	-		-
Common stock, $0.000001 par value; 23,000,000 shares authorized; and 15,940,261 shares issued and outstanding at September 30, 2025	-	64	-		64
Additional paid in capital	67,473	662			68,135
Accumulated deficit	(65,552)	518	(810)	(b), (c)	(65,844)
Total stockholders’ equity	1,921	1,244	(810)		2,355
Total liabilities and stockholders’ equity	$6,795	$8,288	$(2,176)		$12,907

BARFRESH FOOD GROUP INC. AND ARPS DAIRY, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

(in thousands, except per share information)

	Barfresh Food Group Inc.	Arps Dairy, Inc.	Pro Forma Adjustments	Note Reference	Pro Forma Combined
				(Note 2)

Revenue	$8,786	$13,195	$-		$21,981
Cost of revenue	5,828	13,513	(28)	(d)	19,313
Gross profit	2,958	(318)	28		2,668
Operating expenses	4,824	643	(214)	(e)	5,253
Loss from operations	(1,866)	(961)	242		(2,585)
Interest expense	65	128	(6)	(f)	187
Other (income) expense	-	(89)	78	(f)	(11)
Net loss	$(1,931)	$(1,000)	$170		$(2,761)

Per share information - basic and diluted:
Weighted average shares outstanding	15,750		29	(g)	15,779
Net loss per share	$(0.12)				$(0.17)

BARFRESH FOOD GROUP INC. AND ARPS DAIRY, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except per share information)

	Barfresh Food Group Inc.	Arps Dairy, Inc.	Pro Forma Adjustments	Note Reference	Pro Forma Combined
				(Note 2)

Revenue	$10,717	$21,581	$		$32,298
Cost of revenue	7,049	20,609	(31)	(d)	27,627
Gross profit	3,668	972	31		4,671
Operating expenses	6,441	1,495			7,936
Loss from operations	(2,773)	(523)	31		(3,265)
Interest expense	52	101	(11)	(f)	142
Other (income) expense	-	(98)			(98)
Net loss	$(2,825)	$(526)	$42		$(3,309)

Per share information - basic and diluted:
Weighted average shares outstanding	14,678		29	(g)	14,707
Net loss per share	$(0.19)				$(0.22)

BARFRESH FOOD GROUP INC. AND ARPS DAIRY, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(Dollar amounts in thousands)

1. Basis of pro forma presentation

On October 3, 2025, Barfresh Food Group Inc., a Delaware corporation (the “Company”) completed the previously announced acquisition of 100% of the issued and outstanding stock of Arp’s Dairy, Inc. (“Arps”) pursuant to the Stock Purchase Agreement, dated as of September 15, 2025, among the Company, Arps and the shareholders of Arps. Concurrently, the Company and Arps entered into several agreements and modifications that impacted the terms of Arps outstanding obligations under formal and informal borrowing arrangements, which together with the Purchase Agreement are the basis of the acquisition (the “Transaction”). This transaction was accounted for as a business combination.

The purchase price of Arps has been preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as of October 3, 2025 with the excess net asset value allocated to bargain purchase. The Company’s allocation of the purchase price to the net tangible assets is as follows:

Acquisition consideration
Cash paid to retire Arps debt	$1,306

Fair market values
Cash	$76
Other current assets	1,342
Property, plant and equipment	6,000
Total assets acquired	$7,418

Accounts payable and accrued expenses	$845
Accounts payable - construction in progress	1,782
Mortgage loan	2,189
Stockholder advances	800
Former stockholder note payable	61
Total liabilities assumed	5,677
Bargain purchase	(435)
Purchase price allocation	$1,306

The final allocation of the purchase price will be determined at a later date and is dependent on the final valuation of Arps tangible assets acquired and liabilities assumed, which may be materially different than the value of assets acquired and liabilities assumed in the preliminary allocation and the estimated pro forma adjustments.

2. Pro forma adjustments

Pro forma adjustments to the unaudited pro forma combined condensed financial statements are necessary to reflect the repayment of debt and the reduction in the book value of property and equipment to fair value. The pro forma combined condensed income statements exclude transaction costs incurred in the nine months ended September 30, 2025.

(a) Cash and debt were reduced to reflect the repayment of Arps revolving line of credit and equipment note by Barfresh as consideration for the acquisition of 100% of the outstanding stock of Arps and as a condition to the forbearance and loan modification granted by the bank with respect to the mortgage note.

(b) Upon closing of the Transaction, one-half of the note payable to a former stockholder was forgiven. The terms of the remaining balance were modified to require quarterly payments in either cash or Barfresh shares, at Barfresh’s election, commencing no later than six months from the date the Transaction closed, with full repayment due no later than one year after the close of the Transaction.

(c) The net book value of property and equipment has been reduced to their preliminary appraised values.

(d) Cost of revenue has been adjusted based on the assumed depreciation related to the write-down in value of property and equipment. In estimating the reduction of depreciation expense, we assumed that 75% of the write-down relates to construction costs for building improvements that have not been placed in service, and 25% relates to equipment in service with an average useful life of seven years.

(e) The Company incurred $214 of expense in the nine months ended September 30, 2025 in association with the transaction.

(f) Interest expense has been adjusted to take into account the debt reduction described in (b) and a pre-close extinguishment of former stockholder debt that was executed in 2025, prior to and in anticipation of the Company’s acquisition of Arps. The debt repayment described in (a) were not considered in the pro forma interest expense adjustment because the revolving line of credit was replaced with a new revolving line of credit with another lender in October 2025. Additionally, interest expense related to the equipment loan was capitalized as the related assets purchased were a component of the incomplete development project for the new 44,000 square foot facility that is expected to be in service in 2026, and were thus not a component of the historical interest expense incurred by Arps. Interest expense has not been adjusted for $25 in loan fees and legal expenses incurred to obtain the mortgage loan forbearance as the cost is non-recurring.

(g) In connection with the forbearance agreement noted in (a), the selling shareholders of Arps agreed to continue their guarantees of the mortgage debt. In exchange, the shareholders were granted shares of Barfresh common stock valued at $100. This transaction was accounted for separate from the purchase accounting in October 2025, and is excluded from the pro forma adjustments as a non-recurring transaction. The shares outstanding as a result of the issuance are included in calculating pro forma loss per share as if they were issued at the beginning of the period.